Exhibit 10.11

                                                                     Translation
                                                                     -----------



                   Guaranty Contract of Maximum Amount Pledge
                                      No. Shenfa Longgang E'zhi Zi 20050427001-2

Party A: Longgang Branch, Shenzhen Development Bank (Creditor)
Address: A1, Xinyazhou Park, Central Town, Longgang District, Shenzhen
Telephone: 28952003             Fax: 28952004
Person in charge: Yu Bo         Position: President of Longgang Branch

Party B: Shenzhen BAK Battery Co., Ltd. (Pledger)
Address: BAK Industrial Zone, Kuichong, Longgang District, Shenzhen
Telephone: 89770025                   Fax: 89770026
Legal Representative: Li Xiangqian    Position: Chairman of the Board

In order to secure the indebtedness of Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as Obligor) under the Comprehensive Credit Facilities Agreement (reference no. Shenfa Longgang Zongzi 20050407001, hereinafter referred to as Master Agreement) entered into by Creditor and Obligor on 7 April 2005, the Pledger agrees to provide its assets to the Creditor as the pledge. Through friendly negotiation, both parties agree to enter into this Contract:

I. Scope of Guaranty
The scope of guaranty covers all loan principal, interest, penalty interest and all the expenses incurred to the Creditor in realizing its creditor's right. The maximum loan principal shall not exceed RMB 150 Million yuan.

II. Pledged Collaterals
The detail information of the pledged collaterals is described in the Statement of Pledged Collaterals attached to this Contract.


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After the Pledger has pledged the abovementioned collaterals,  the Pledger shall not transfer such pledged collaterals or allow any third paty to use such pledged collaterals without the approval of the Creditor. In case that the Creditor and Pledger agree to transfer the pledged collaterals, the payment received by the Pledger from such transaction shall be used to settle the indebtedness owed to the Creditor in advance to expiry or be deposited in a third party designated by both parties.

III. The Creditor is entitled to dispose of the pledged collaterals by means of settlement of the indebtedness in kind, auction or sale and use the payment derived from such disposal to repay the indebtedness owed to it if any of the following occurs:

     (1) The Obligor fails to pay its debts upon maturity of such debt (as originally agreed or put forward);
     (2) The legal successor of the Pledger or the legatee of the Pledger refuse to perform their obligations;
     (3)  The Obligor is declared dissolved or bankrupt;
     (4) The value of the pledged collaterals is likely to be obviously decreased so that the interest of the Creditor is endangered and the Pledger fails to provide additional collateral as requested by the Creditor;
     (5) Other events which may have negative impact upon the realization of the Creditor's rights under the Master Agreement.

IV. Undertakings and Representations of the Pledger

The Pledger is legally qualified to execute and perform this Contract, and has obtained all necessary authorization by the board of directors or other competent authorities (as the case may be).
The Pledger undertakes that all application materials submitted by it to the Creditor are truthful, lawful, effective and with no serious errors or omissions. The Pledger has the lawful and undisputed right to pledge the pledged collaterals under this Contract. The execution and performance of this Contract


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by the  Pledger  do not  violate  any  other  contracts  entered  into or  being performed by the Pledger. The Pledger also undertakes that all application materials submitted by the Obligor to the Creditor are truthful, lawful, effective and with no serious errors or omissions.
The Pledger shall notify the Creditor in writing within 10 days after it has changed its address, contact details, liaison telephone, business scope or legal representative etc. The Pledger has fully understood all provisions of this Contract and both parties execute this Contract of their free will.

V. The guaranty of pledge provided by the Pledger is independent from and shall not be replaced by any other guaranty provided by other guarantors.

VI. In case that part or whole of the Master Agreement or agreement entered into under the Master Agreement become invalid due to any reason, the Obligor shall nevertheless perform its obligation of repayment and the Pledger shall perform its obligation of guaranty for the Obligor's obligation of repayment in accordance with this Contract.

VII. The expenses incurred during the course of execution and performance of this Contract by both parties such as notarial or testimonial fee, registration fee, auction or sell cost etc. shall all be born by the Pledger.

VIII. Amendment and Termination of Contract
1. In case that any party intends to amend or terminate this Contract, it shall notify the other party in writing and a written agreement shall be reached by both parties. This Contract shall remain valid until the written agreement to amend or terminate this Contract has been reached.


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2.   Any waiver or tolerance of the Creditor shall not be deemed as amendment or termination of this Contract except that a written agreement has been reached in accordance with the above provision.
3. In case that the Master Agreement has been amended, the Creditor shall seek the approval of the Pledger immediately. The Pledger shall continue to bear the responsibility of guaranty for the indebtedness of the Obligor under the Master Agreement (before and after the amendment) only after it has approved such amendment. However, the Creditor does not need to seek the approval of the Pledger for amendment of the Master Agreement which decreases the indebtedness of the Obligor.

IX. Applicable Law and Dispute Settlement

1. The execution and performance of this Contract shall be governed by the laws of People's Republic of China;

2. The method of dispute settlement for this Contract shall be the same with that of the Master Agreement.

X. This Contract shall be signed and stamped by both parties (only signature is needed for party of natural person). This Contract shall become effective upon the delivery of the pledged collaterals to the Creditor. If the pledge shall be registered or recorded in accordance with article 78 or 79 of the Guarantee Law of People's Republic of China, this Contract shall become effective upon the registration or record.

XI. Other Issues

1. The pledge under this Contract is floating pledge and the first batch of pledged collaterals is described in the attached Statement of Pledged Collaterals. The storage certificate (out and in) shall also be attached to this Contract if the Pledger replaces any pledged collateral during the


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     term of the credit facilities.  The replaced collateral shall automatically become the pledged collateral under this Contract without further agreement between the parties.

2. In case that the market value of the pledged collaterals falls to or below 90% of the original value as determined by the Creditor, i.e. the market value of the pledged collateral falls to or below RMB 55.8 million yuan, the Pledger shall make up for the discrepancy within 3 working days by means of providing additional guaranty money or additional collaterals so as to the value of all pledged collaterals reach RMB 62 million yuan. If the Pledger fails to perform the above obligation within the said period, the Creditor is entitled to declare the credit facilities granted to the Obligor become mature in advance to its original expiry date and is entitled to authorize relevant organizations to sell (directly or by auction) the pledged collaterals under this Contract and use the payment received from such transaction to settle the indebtedness owed by the Obligor to the Creditor.

   Party A (Company Chop):_____________________
   Authorized Representative:__________________
   Date: 28 April 2005

   Party B (Company Chop):_____________________
   Authorized Representative:__________________:
   Date: 28 April 2005


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                        Statement of Pledged Collaterals

------------------------------------    ---------------------------------

Name,  Quality  and  Quantity of        Battery  cells  worthy of RMB 62
the Pledged Collaterals                 million yuan
------------------------------------    ---------------------------------
Title and Title Certificate             N/A
------------------------------------    ---------------------------------
Place of the Pledged Collaterals        BAK Industrial Zone, Kuichong,
                                        Longgang District, Shenzhen
------------------------------------    ---------------------------------
Value of the Pledged Collaterals        RMB 62 million yuan
------------------------------------    ---------------------------------
Ownership of the Pledged Collaterals    100% owned by Pledger
------------------------------------    ---------------------------------
Other issues                            N/A
------------------------------------    ---------------------------------
Mark                                    N/A
------------------------------------    ---------------------------------

The Pledger undertakes that the above statement is truthful. The Pledger shall bear the joint and several liability for the indebtedness of the Obligor under the Master Agreement if the pledge is invalid or the value of the pledged collaterals is not sufficient to cover the indebtedness due to false statement by the Pledger.


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                         Details of Inventory of Storage
                                    (Omitted)